Exhibit 99.1

Brag House Announces Participation in The LD Micro Invitational Conference

New York – April 4, 2025—Brag House Holdings, Inc. (NASDAQ: TBH) (the “Company”), a pioneering media-tech platform at the intersection of gaming, college sports, and social interaction, announced today that it will be participating in the 15th Annual LD Micro Invitational Conference at the Westin Grand Central in New York on April 9th and 10th, 2025.

Brag House is scheduled to present on April 10, 2025, at 1:00 PM ET, with one-on-one investor meetings to follow. Lavell Juan Malloy II, Co-Founder and Chief Executive Officer, and Chetan Jindal, Chief Financial Officer, will deliver the presentation and represent the Company at the event.

“The LD Micro Invitational offers a dynamic platform to connect with the investor community and showcase the momentum we’re building at Brag House,” said Malloy. “We’re creating a new kind of media experience—one that’s driven by engagement, inclusivity, and the digital habits of Gen Z. We look forward to sharing our story and vision at the conference in New York.”

The LD Micro Invitational is one of the premier investor conferences dedicated to showcasing the most innovative and dynamic companies in the micro- and small-cap space. The event features a curated selection of presenters and provides a high-impact environment for networking and strategic dialogue.

The presentation will be webcast live on the conference event platform, which can be accessed at https://ldinv15.sequireevents.com/

For more information or to schedule a one-on-one meeting with Brag House, please contact acarey@allianceadvisors.com.

About Brag House

Brag House is a leading media technology gaming platform dedicated to transforming casual college gaming into a vibrant, community-driven experience. By seamlessly merging gaming, social interaction, and cutting-edge technology, the Company provides an inclusive and engaging environment for casual gamers while enabling brands to authentically connect with the influential Gen Z demographic. The platform offers live-streaming capabilities, gamification features, and custom tournament services, fostering meaningful engagement between users and brands. For more information, please visit www.braghouse.com.

About LD Micro

LD Micro aims to be the most essential resource in the micro-cap world. Whether it is the Index, comprehensive data, or hosting the most significant events annually, LD's sole mission is to serve as an invaluable asset for all those interested in finding the next generation of great companies. To learn more about LD Micro, visit http://www.ldmicro.com.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the “Risk Factors” section of the Company’s filings with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

Media Contact:

Fatema Bhabrawala

Director of Media Relations

fbhabrawala@allianceadvisors.com

Investor Relations Contact:

Adele Carey

VP, Investor Relations

ir@thebraghouse.com